Exhibit 4.3

(Face of [Note/Debenture])

[Include for global securities -] THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR [NOTE/DEBENTURE]S (AS DEFINED BELOW) REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY [NOTE/DEBENTURE] ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP:

ISIN:

eBay Inc.

    % [Note/Debenture]s due

No.	$

eBay Inc., a Delaware corporation, for value received promises to pay to              or registered assigns, the principal sum of              Dollars on             .

Interest Payment Dates:              and             .

Record Dates:              and             .

Reference is hereby made to the further provisions of this [Note/Debenture] contained on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

eBay Inc.

By:
Name:
Title:

This is one of the     %

[Note/Debenture]s due         referred to in

the within-mentioned Indenture:

Dated:

Wells Fargo Bank, National Association,

as Trustee

By:
Authorized Signatory

(Reverse of [Note/Debenture])

    % [Note/Debenture]s due

Terms, whether or not capitalized, which are defined in the Indenture referred to below and used in this [Note/Debenture] (as defined below) have the respective meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. eBay Inc., a Delaware corporation (the “Company,” which term includes its successors under the Indenture), promises to pay interest on the principal amount of this [Note/Debenture] at the rate of     % per annum from the date hereof until maturity. The Company will pay interest semi-annually in arrears on          and          of each year (each an “Interest Payment Date”), commencing         . Interest on this [Note/Debenture] will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of issuance; provided that if there is no existing default in the payment of interest, and if this [Note/Debenture] is authenticated between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date will be         . The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the per annum rate equal to the interest rate on this [Note/Debenture] to the extent lawful; and it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same per annum rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the [Note/Debenture]s due on any Interest Payment Date to the persons who are registered Holders of [Note/Debenture]s at the close of business on the          or          (each a “Record Date”), as the case may be, next preceding such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture (as defined below) with respect to defaulted interest. Principal of and interest on the [Note/Debenture]s will be payable at the office or agency of any Paying Agent or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the [Note/Debenture]s at their respective addresses set forth in the register of Holders of [Note/Debenture]s; provided that payments of principal of and interest on [Note/Debenture]s that are Global Securities registered in the name of a Depositary or its nominee will be made by wire transfer of immediately available funds. Such payments will be in Dollars.

3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar for the [Note/Debenture]s. The Company may change any Paying Agent or Registrar, and may appoint additional Paying Agents, Service Agents and co-Registrars, without notice to any Holder. In addition, the Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. This [Note/Debenture] is one of a duly authorized Series of Securities (herein called the “[Note/Debenture]s”) of the Company issued under an indenture (the “Base Indenture”) dated as of October 28, 2010 between the Company and the Trustee, as amended and supplemented by the Supplemental Indenture dated as of October 28, 2010 between the Company and the Trustee (the “Supplemental Indenture;” the Base Indenture, as amended and supplemented by the Supplemental Indenture and any other supplemental indentures thereto, is hereinafter called the “Indenture”). The terms of the [Note/Debenture]s include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The [Note/Debenture]s are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this [Note/Debenture] or the Supplemental Indenture conflict with any provision of the Base Indenture, the provisions of this [Note/Debenture] or the Supplemental Indenture, as the case may be, will govern and be controlling. As provided in the Indenture, the Company may, at its option and without the consent of or notice to Holders of the [Note/Debenture]s, reopen this Series of Securities and issue additional [Note/Debenture]s of this Series as provided in the Indenture.

5. [OPTIONAL REDEMPTION.]

[To be deleted or revised as applicable—] The [Note/Debenture]s are redeemable at the option of the Company, [at any time or from time to time,] [at any time or from time to time prior to         ,] either in whole or in part, at a redemption price equal to the greater of:

(a) 100% of the principal amount of the [Note/Debenture]s to be redeemed, and

(b) the sum of the present values of the remaining scheduled payments of principal of and interest on the [Note/Debenture]s to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus          basis points,

plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the [Note/Debenture]s being redeemed to such redemption date[; provided that, notwithstanding the foregoing, payments of interest on [Note/Debenture]s that are due and payable on any Interest Payment Dates falling on or prior to a date fixed for redemption of the [Note/Debenture]s will be payable to the Holders of such [Note/Debenture]s registered as such at the close of business on the relevant Record Dates according to their terms and the terms and provisions of the Indenture].

[On and after         , the [Note/Debenture]s are redeemable at the option of the Company, at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the [Note/Debenture]s to be redeemed, plus accrued and unpaid interest on the principal amount of the [Note/Debenture]s being redeemed to such redemption date.]

[Notwithstanding the foregoing, payments of interest on [Note/Debenture]s that are due and payable on any Interest Payment Dates falling on or prior to a date fixed for redemption of the [Note/Debenture]s will be payable to the Holders of such [Note/Debenture]s registered as such at the close of business on the relevant Record Dates according to their terms and the terms and provisions of the Indenture.]

As used in this Section 5, the following terms have the meanings specified below:

“Comparable Treasury Issue” means, with respect to any redemption date for the [Note/Debenture]s, the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the [Note/Debenture]s that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the [Note/Debenture]s.

“Comparable Treasury Price” means, with respect to any redemption date for the [Note/Debenture]s, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations; (2) if the Quotation Agent obtains fewer than         such Reference Treasury Dealer Quotations, the arithmetic average of all such Reference Treasury Dealer Quotations for such redemption date; or (3) if the Quotation Agent obtains only one such Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation for such redemption date.

“Quotation Agent” means, for purposes of determining the redemption price of the [Note/Debenture]s to be redeemed on any redemption date, any primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by the Company.

“Reference Treasury Dealers” means, with respect to any redemption date for the [Note/Debenture]s,                     ,          and          or their respective successors, as the case may be (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a Primary Treasury Dealer, another Primary Treasury Dealer shall be substituted therefor by the Company) and any other Primary Treasury Dealer or Primary Treasury Dealers selected by the Quotation Agent after consultation with the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for the [Note/Debenture]s, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date. As used in the preceding sentence, the term “Business Day” means any day except a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Treasury Rate” means, with respect to any redemption date for the [Note/Debenture]s, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If less than all of the [Note/Debenture]s are to be redeemed, the Trustee shall select the [Note/Debenture]s (or portions thereof) to be redeemed in any manner that the Trustee deems fair and appropriate, which may provide for the selection for redemption of a portion of the principal amount of any [Note/Debenture] equal to an authorized denomination as provided in the next sentence. [Note/Debenture]s or portions thereof shall be redeemable in a minimum of $2,000 in principal amount and integral multiples of $1,000 in principal amount in excess thereof, provided that the remaining principal amount of any [Note/Debenture] redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the [Note/Debenture]s to be redeemed at its registered address and as otherwise provided in the Indenture.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the [Note/Debenture]s or portions thereof called for redemption.

Any redemption of [Note/Debenture]s shall be made in accordance with the other provisions of the Indenture.

Calculation of the redemption price shall not be a duty or obligation of the Trustee.

6. [NO MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the [Note/Debenture]s and the [Note/Debenture]s shall not be subject to repurchase by the Company at the option of Holders.]

7. DENOMINATIONS, TRANSFER, EXCHANGE. The [Note/Debenture]s are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The [Note/Debenture]s may be transferred or exchanged only by surrender thereof to the Registrar or a co-Registrar in compliance with the Indenture and either the reissuance by the Company of the surrendered [Note/Debenture] to the new Holder or the issuance by the Company of a new [Note/Debenture] to the new Holder or, in the case of an exchange, the exchanging Holder. The Registrar, any co-Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and governmental charges permitted by the Indenture. Neither the Company, the Registrar nor any co-Registrar shall be required to (a) issue, register the transfer of, or exchange [Note/Debenture]s during the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of the [Note/Debenture]s selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange [Note/Debenture]s selected, called or being called for redemption, except any portion thereof not so selected, called or being called.

8. PERSONS DEEMED OWNERS. The Company, the Trustee and each Agent may treat the Holder in whose name a [Note/Debenture] is registered as the owner thereof for the purpose of receiving payment and for all other purposes, and neither the Company, the Trustee nor any Agent shall be affected by any notice to the contrary.

9. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the [Note/Debenture]s may be amended and supplemented with the consent of the Holders of at least a majority in principal amount of the [Note/Debenture]s then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the [Note/Debenture]s), and compliance with any provision of the Indenture or the [Note/Debenture]s may be waived with the consent of the Holders of a majority in principal amount of the then outstanding [Note/Debenture]s (including, without limitation, waivers obtained in connection with a tender offer or exchange offer for the [Note/Debenture]s). Without notice to or the consent of any Holder of a [Note/Debenture], the Indenture and the [Note/Debenture]s may be amended and supplemented as provided in the Indenture, including, without limitation, to cure any ambiguity, defect or inconsistency or make any change that does not adversely affect the rights of any Holder of [Note/Debenture]s in any material respect.

10. DEFAULTS AND REMEDIES. If an Event of Default with respect to the [Note/Debenture]s occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the outstanding [Note/Debenture]s may declare the principal of and accrued and unpaid interest on the outstanding [Note/Debenture]s to be due and payable immediately or, solely in the case of an Event of Default relating to specified events of bankruptcy or insolvency with respect to the Company, such principal and accrued and unpaid interest shall ipso facto become due and payable. As provided in the Indenture, the Holders of not less than a majority in principal amount of the outstanding [Note/Debenture]s may waive (including waivers obtained in connection with a tender offer or exchange offer for the [Note/Debenture]s) any past Default with respect to the [Note/Debenture]s and its consequences, subject to exceptions specified in the Indenture, and may rescind and annul any acceleration of the [Note/Debenture]s and its consequences. Holders of the [Note/Debenture]s may not enforce the Indenture or the [Note/Debenture]s except as provided in the Indenture.

11. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of the [Note/Debenture]s and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

12. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the [Note/Debenture]s or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of [Note/Debenture]s by accepting a [Note/Debenture] waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the [Note/Debenture]s.

13. AUTHENTICATION. This [Note/Debenture] will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14. GOVERNING LAW. This [Note/Debenture] shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed in such State, without regard to the conflict of laws provisions thereof.

15. LEGAL DEFEASANCE, COVENANT DEFEASANCE AND DISCHARGE. As provided in the Indenture, the Company may, at its option, effect legal defeasance and covenant defeasance with respect to the [Note/Debenture]s and, insofar as concerns the [Note/Debenture]s, satisfaction and discharge of the Indenture, all on the terms and subject to the conditions set forth in the Indenture.

16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the [Note/Debenture]s and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the [Note/Debenture]s or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

To assign this [Note/Debenture], fill in the form below:

(I) or (we) assign and transfer this [Note/Debenture] to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this [Note/Debenture] on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(sign exactly as your name(s) appear(s) on the face of this [Note/Debenture])

Tax Identification No:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.